Intellicheck Announces Record First Quarter 2024 Financial Results

Total Revenues Grew 10% Year Over Year

Continued Net Income and EBITDA Improvements

MELVILLE, NY – May 13, 2024 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the first quarter ended March 31, 2024. Total revenue for the first quarter ended March 31, 2024 grew 10% to $4,680,000 compared to $4,254,000 in the same period of 2023. SaaS revenue grew 9% and totaled $4,609,000 compared to $4,228,000 in the same period of 2023.

“Unrelenting incidents of identity theft and fraud have led to a significant new focus on security and growing consumer concerns. Not only must every business have the advanced technology in place to protect their bottom line, but they must be responsive to the clear message from consumers. They want better protection, they do not want to be burdened with time consuming, arduous processes to get that protection, and they will take their business elsewhere if they do not get what they want in a user-friendly process. As we continue to expand our presence within existing markets and enter new ones, our strategic focus is in on the path forward. We intend to continue to capitalize on the demand for consumer-engaging solutions with our distinctive, affordable technology that is hardware agnostic and features rapid, frictionless, and accurate identity verification that has no need for additional hardware and differentiates Intellicheck from other would-be solution providers,“ said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 90.7%, in line with expectations, for the three months ended March 31, 2024 compared to 92.2% in the same period in 2023.

Operating expenses for the three months ended March 31, 2024, which consist of selling, general and administrative expenses and research and development expenses, decreased 10% to $4,768,000 for the first quarter of 2024 compared to $5,303,000 for the same period of 2023. Included within operating expenses for the first quarters of 2024 and 2023 were $344,000 and $682,000, respectively, of non-cash equity compensation expense.

Net loss for the three months ended March 31, 2024 improved by $945,000 to ($442,000) or ($0.02) per diluted share compared to net loss of ($1,387,000) or ($0.07) per diluted share for the same period in 2023.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accruals, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved by $441,000 to $(117,000) for the first quarter of 2024 as compared to ($558,000) for the same period of 2023. A reconciliation of adjusted EBITDA to net loss is provided in this release.

As of March 31, 2024, the Company had cash and cash equivalents in the form of U.S. Treasuries that totaled $9.2 million and stockholders’ equity totaled $17.2 million.

The unaudited financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the three months ended March 31, 2024.

Conference Call Information
The Company will hold an earnings conference call on May 13 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13745587. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13745587. The replay will be available beginning approximately three hours after the completion of the live event and will remain available until May 20, 2024

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
MARCH 31, 2024 and DECEMBER 31, 2023
(in thousands except share amounts)

	March 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,239	$3,980
Short-term investments	—	5,000
Accounts receivable, net of allowance of $85 and $69 at March 31, 2024 and December 31, 2023, respectively	2,744	4,703
Other current assets	654	692
Total current assets	12,637	14,375

PROPERTY AND EQUIPMENT, NET	628	666
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	1,157	575
OTHER ASSETS	91	90
Total assets	$22,615	$23,808

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,121	$884
Accrued expenses	2,657	3,245
Equity awards liability	—	4
Liability for shares withheld	190	190
Deferred revenue, current portion	1,469	2,209
Total current liabilities	5,437	6,532

Total liabilities	5,437	6,532

STOCKHOLDERS’ EQUITY:
Preferred stock - $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock - $.001 par value; 40,000,000 shares authorized; 19,404,561 and 19,354,335 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	151,166	150,822
Accumulated deficit	(134,007)	(133,565)
Total stockholders’ equity	17,178	17,276

Total liabilities and stockholders’ equity	$22,615	$23,808

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands except share and per share amounts)

	Three months ended March 31,
	2024	2023

REVENUES	$4,680	$4,254
COST OF REVENUES	(435)	(332)
Gross profit	4,245	3,922

OPERATING EXPENSES
Selling, general and administrative	3,949	3,995
Research and development	819	1,308
Total operating expenses	4,768	5,303

Loss from operations	(523)	(1,381)

OTHER INCOME
Interest and other income	83	1
Total other income	83	1

Net loss before provision for income taxes	(440)	(1,380)
Provision for income taxes	2	7

Net loss	$(442)	$(1,387)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.02)	$(0.07)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	19,404,561	19,088,752

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands, except number of shares)

	Three months ended March 31, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

Stock-based compensation	–	–	344	–	344
Issuance of shares for vested restricted stock grants	50,226	–	–	–	–
Net loss	–	–	–	(442)	(442)
BALANCE, March 31, 2024	19,404,561	$19	$151,166	$(134,007)	$17,178

	Three months ended March 31, 2023
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2022	18,957,366	$19	$149,233	$(131,585)	$17,667

Stock-based compensation	–	–	642	–	642
Issuance of shares for vested restricted stock grants	258,497	–	–	–	–
Net loss	–	–	–	(1,387)	(1,387)
BALANCE, March 31, 2023	19,215,863	$19	$149,875	$(132,972)	$16,922

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

	Three months ended March 31,
	2024	2023
	(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(442)	$(1,387)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	72	70
Stock-based compensation	334	682
Allowance for credit losses	16	10
Change in accrued interest and accretion of discount on short-term investments	—	(1)
Changes in assets and liabilities:
Decrease (Increase) in accounts receivable	1,944	(900)
Decrease (Increase) in other current assets and long-term assets	38	(145)
(Decrease) Increase in accounts payable and accrued expenses	(353)	783
(Decrease) Increase in deferred revenue	(740)	1,121
Net cash provided by operating activities	869	233

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9)	(17)
Proceeds from maturity of short-term investments	5,000	—
Software development costs	(601)	—
Net cash provided by (used in) investing activities	4,390	(17)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of insurance financing arrangement	—	49
Repayment of insurance financing arrangements	—	(106)
Net cash provided by (used in) financing activities	—	(57)

Net increase in cash	5,259	159

CASH, beginning of period	3,980	5,196

CASH, end of period	$9,239	$5,355

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$1

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as interest and other income and certain addbacks such as income taxes, sales tax accruals, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as sales tax accruals,, amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes, interest and other income, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other companies.
The reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2024	2023
	(in thousands)

Net loss	$(442)	$(1,387)
Reconciling items:
Provision for income taxes	2	7
Interest and other income	(83)	(1)
Sales tax accrual	—	71
Depreciation and amortization	72	70
Stock-based compensation including liability classified awards	334	682

Adjusted EBITDA	$(117)	$(558)
Contact
Investor Relations: Gar Jackson (949) 873-2789
Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-scale scanner. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.
Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.